Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Kinzel, Peter J. Crage and Duffield E. Milkie, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer) to sign that certain shelf registration statement on Form S-3 (or such other form as may be appropriate) (the “Shelf Registration Statement”) for Cedar Fair, L.P., a Delaware limited partnership, with respect to an indeterminate amount of equity and debt securities as have an aggregate initial offering price not to exceed $750 Million, any or all amendments (including post-effective amendments) to the Shelf Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or their respective substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on the 25th day of September, 2009.

/s/ Darrel D. Anderson
DARREL D. ANDERSON

/s/ Richard S. Ferreira
RICHARD S. FERREIRA

/s/ Michael D. Kwiatkowski
MICHAEL D. KWIATKOWSKI

/s/ David L. Paradeau
DAVID L. PARADEAU

/s/ Steven H. Tishman
STEVEN H. TISHMAN

/s/ C. Thomas Harvie
C. THOMAS HARVIE